Exhibit 99.1

Dear Fellow Shareholders,	July 31, 2020

Throughout the COVID-19 crisis the mantra “Stand Strong” has been our guiding light, our North Star. Our Bank has been standing strong for 133 years because we have always focused on doing what’s right for our communities and developing solid relationships with our customers. This Win-Win spirit is more important now than ever as our communities face significant uncertainties brought on by the COVID-19 pandemic. Farmers is uniquely prepared to address the current economic environment, while emerging from the COVID-19 crisis with an even greater leadership position in the future.

Farmers stood strong in the second quarter 2020 and our financial results demonstrate excellent performance across our business. And while we focus on navigating the near-term impacts of the COVID-19 pandemic, we continue making the necessary investments to support our long-term growth opportunities. This can be seen in our innovative and supportive responses relative to the pandemic, our diligent succession planning and finally our strong financial performance. I am encouraged by the direction we are headed, and we remain committed to standing strong for our employees, customers, communities, and shareholders.

Standing Strong by Protecting our Employees, Customers, and Communities

There is no question that COVID-19 has affected the way our customers engage with the Bank. Customers remain concerned about conducting their transactions safely, securely and efficiently and the pandemic accelerated the need for us to think differently about our delivery channels. As a technology-driven community bank, Farmers’ seamless transition was reinforced by our easy-to-use contactless online tools and services that customers adopted and continue to utilize, even after our branch lobbies successfully reopened during the second quarter. Our mobile and online banking platforms have experienced a significant increase in usage. Mobile banking users and transactions have increased 18% year-over-year and online banking usage has increased nearly double-digits as well.

In addition to everyday transactions provided through the digital channels referenced above, customers can also utilize our Interactive Teller Machines (ITMs) located at our Canfield Main Campus and our new Lab Branch, just opened in July. ITMs allow customers to speak and engage with a live teller remotely for more complex banking needs or additional services that would formerly have required a branch visit. In the future, you will hear me talk more about the expanding fleet of ITMs as we continue to execute on our branch transformation plan.

Farmers will remain as contactless as possible and leverage new and existing technologies to stand strong and ensure we are doing our part to protect the health and well-being of our employees, customers and communities. In addition, to remain competitive and viable in the future, Farmers is committed to advancing the Company with a strategic and equal focus on both our physical branch network and our vital digital channels.

Standing Strong by Supporting Small Businesses

In my first quarter letter, I summarized Farmers’ involvement in the Payment Protection Program (“PPP”). The PPP was designed to get funds into the hands of small businesses which would allow them to keep their staff employed even though many had to be shut down because of the COVID-19 crisis. The SBA announced that these loans would be forgivable if the businesses kept their staff employed through the crisis and would be administered by banks who chose to participate. Even though the U.S. Treasury set the interest rate at a very low 1.00%, at Farmers we felt it was vital to get these funds into the hands of area businesses and we chose to focus many resources in underwriting and funding these loans. Between mid-April and June 30th, the team at Farmers funded 1,738 loans for over $201 million making the average loan size about $115,000. We estimate our efforts helped keep approximately 25,000 people employed.

Many of our business clients that received PPP loans have questions about exactly how the loan forgiveness process works. The rules for loan forgiveness have been revised over time and business owners want to realize their maximum, allowable forgiveness. To provide guidance, Farmers National Bank held a webinar in early July that was attended by over 400 local businesses. The feedback from this webinar was very positive with many of those attending saying the information provided clarity and a better understanding of the forgiveness rules.

The webinar was led by Farmers’ Sr. EVP, Chief Banking Officer, Mark Witmer, with insights and information provided by additional commercial banking officers. The 22-minute long webinar can be accessed as a video archived at www.farmersbankgroup.com by clicking on the COVID-19 link on the homepage, then going to PPP Forgiveness Info. Both Farmers customers, as well as non-customers, have accessed the video to receive the invaluable information. As we dedicated resources through the application and funding process, we are committed to helping our small business customers through the upcoming forgiveness process.

Standing Strong by Planning for the Future

Leadership transitions within the experienced executive team at Farmers National Bank reflect the strategic planning we have pursued, assuring business continuity that supports both our core operating values and future growth opportunities. Farmers National Bank has been on a growth and success trajectory for the past several years and effectively managing succession is how good organizations maintain high performance. At Farmers, succession planning is a top priority that is conducted on an annual basis.

Mark L. Graham, currently Executive Vice President and Chief Credit Officer of the Company, will be appointed as Special Assets Analyst effective August 1, 2020 and will retire from the Company effective December 31, 2020. Mark has been with Farmers for over 42 years in a number of key leadership roles and he is admiringly known as “Mr. Farmers” by the local business community. It is not possible for me to overstate the respect and honor with which he is held both within and outside our Bank. I am thrilled that Mark is going to stay onboard with Farmers to help us navigate through his transition to retirement. I envision calling upon him for counsel after his retirement for years to come.

Mark R. Witmer, currently Senior Executive Vice President, Chief Banking Officer of the Company, will be appointed as Senior Executive Vice President, Chief Credit Officer of the Company effective August 1, 2020. Mark brings a full decade of experience with Farmers, and his 30 years in the financial industry include being the CEO of the First National Bank of Orrville in which we merged in 2015. At Farmers, Mark has held the highest lending authority and credit decisioning in his Chief Banking Officer role and is also highly esteemed by the business and investor communities.

Another strategic action taken is the promotion of Timothy Shaffer, currently Senior Vice President of the Company and Regional President of The Farmers National Bank of Canfield (the national banking subsidiary of Farmers). Tim will be appointed Senior Vice President, Chief Lending Officer of the Company effective August 1, 2020. Tim’s promotion is well earned as he has led our East Division commercial banking team to record growth and earnings each of the last eight years. He brings 36 years of experience in commercial banking to his new role and a reputation of integrity in the local business communities we serve.

Standing Strong by Achieving Solid Financial Results

At Farmers, we all believe we win when our customers and communities win, and our second quarter financial results demonstrate the success we had providing relationship-driven financial services to our local communities. Across the board, we produced strong second quarter financial results, despite the COVID-19 crisis.

As a final note, I want to extend my sincere thanks to all our associates for their dedication and hard work during these unprecedented times. We remain committed to doing the right thing for our communities. On behalf of everyone at Farmers, we are proud to help our local business and individual customers alike.

As always, I am open to your calls, letters, and emails.

Very truly yours,

Kevin J. Helmick

President & CEO